Venture Stores, Inc.
                     Computation of Earnings Per Share

(thousands, except per share data)                             EXHIBIT 11

                               13 WEEKS ENDED          26 WEEKS ENDED
                             July 27,   July 29,    July 27,   July 29,
                               1996       1995        1996       1995

Net earnings (loss)         $  (3,810) $ (17,341)  $  (2,073) $ (20,533)
Less Preferred dividend          (625)      (625)     (1,250)    (1,250)
Net earnings (loss) avail.
  to common shareowners     $  (4,435) $ (17,966)  $  (3,323) $ (21,783)

Average outstanding shares     18,113     17,310      17,792     17,286

Earnings (Loss) per common
 share                      $   (0.24) $   (1.04)  $   (0.19) $   (1.26)

PRIMARY:

Net earnings (loss)         $  (3,810) $ (17,341)  $  (2,073) $ (20,533)
Less Preferred dividend          (625)      (625)     (1,250)    (1,250)
Net earnings (loss) avail.
  to common shareowners     $  (4,435) $ (17,966)  $  (3,323) $ (21,783)

Average outstanding shares     18,113     17,310      17,792     17,286
Net effect of dilutive
  stock options - based on
  the treasury method              70         11          64         21
Average shares for primary
  earnings per share           18,183     17,321      17,856     17,307

Primary earnings (loss) per
  common share              $   (0.24) $   (1.04)  $   (0.19) $   (1.26)


                          Venture Stores, Inc.
                   Computation of Earnings Per Share

(thousands, except per share data)                 Exhibit 11 (continued)

                               13 WEEKS ENDED          26 WEEKS ENDED
                             July 27,   July 29,    July 27,   July 29,
                               1996       1995        1996       1995
FULLY DILUTED:

Net earnings (loss)         $  (3,810) $ (17,341)  $  (2,073) $ (20,533)
Less Preferred dividend          (625)      (625)     (1,250)    (1,250)
Net earnings (loss) avail.
  to common shareowners     $  (4,435) $ (17,966)  $  (3,323) $ (21,783)

Average outstanding shares     18,113     17,310      17,792     17,286
Net effect of dilutive
  stock options - based on
  the treasury method              70         11          64         21
Average shares for
  fully diluted
  earnings per share           18,183     17,321      17,856     17,307

Fully diluted earnings
  (loss) per common share   $   (0.24) $   (1.04)  $   (0.19) $   (1.26)